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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2000

NEXTEL PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-29633 (Commission File Number)	91-1930918 (IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600
(Address and Telephone Number of Registrant's Principal Executive Offices)

ITEM 9.  REGULATION FD DISCLOSURE.

    Nextel Partners, Inc. (NASDAQ: NXTP) CFO and Treasurer, John Thompson, appeared at an investor presentation in New York, New York on December 5, 2000 in which he reiterated information discussed on the company's third quarter 2000 earnings call and announced that the company has surpassed the 200,000 customer mark. Mr. Thompson also reiterated the company's expectations for the fourth quarter 2000 as presented on the company's third quarter earnings call. A recording of the company's third quarter earnings call can be obtained for a limited time on the company's website at www.nextelpartners.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: A number of the matters and subject areas referenced in this report that are not historical or current facts deal with potential future circumstances and developments. The reference to such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners' actual future experience involving any one or more of such matters and subject areas. Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners' current expectations regarding the relevant matter or subject area. Such risks and uncertainties include those that are described from time to time in Nextel Partners' reports filed with the SEC, including Nextel Partners' Registration Statement on Form S-4 filed on October 23, 2000, as amended, and Form 10-Q Quarterly Reports for the fiscal quarters ended March 31, June 30 and September 30, 2000.

    Nextel Partners, Inc. (NASDAQ: NXTP), based in Kirkland, Washington, has the exclusive right to provide digital wireless communications services using the Nextel brand name in 30 states where more than 50 million people reside. Nextel Partners offers its customers the same fully integrated digital wireless communications services available from Nextel including digital cellular, text/numeric paging and Nextel Direct Connect®—a unique digital two-way radio feature—all in a single wireless phone. Nextel Partners customers can seamlessly access these services anywhere on Nextel's or Nextel Partners' all-digital mobile network, which currently covers 178 of the top 200 U.S. markets. To learn more about Nextel Partners, visit our web site at www.nextelpartners.com. To learn more about Nextel's services, visit www.nextel.com.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
Date: December 5, 2000	By:	/s/ DONALD MANNING Donald Manning Vice President, General Counsel and Secretary

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SIGNATURES